Exhibit 99.1

Assertio Reports Second Quarter 2021 Financial Results

Reported Net Product Sales of $24.8 Million

Raises Full Year Net Product Sales Guidance Range

Narrows Previous Non-GAAP Adjusted EBITDA Guidance Range

LAKE FOREST, IL. – August 5, 2021 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a leading commercial pharmaceutical company bringing differentiated products to patients, today reported financial results for the second quarter ended June 30, 2021.

Financial Highlights:
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
(in thousands)
Net Product Sales (GAAP)	$24,831	$20,165	$51,238	$29,417
Pro-Forma Net Product Sales (Non-GAAP)(1)	n/a	$28,201	n/a	$56,519
Net (Loss) Income (GAAP)	$(14,169)	$(34,499)	$(9,625)	$6,731
Adjusted EBITDA (Non-GAAP)(2)	$(505)	$(1,066)	$15,207	$2,872
(1) Pro-forma net product sales represent product sales as if the Zyla Merger had been completed as of January 1, 2020. Reconciliation is provided in the schedules attached.
(2) Adjusted EBITDA is reconciled to the corresponding GAAP measures in the schedules attached.

“Looking back on the first half of 2021, we made substantial progress towards our corporate priorities, which has laid the foundation for a future of increased cash flow, higher margins, and importantly, a scalable platform and lean infrastructure ready to maximize new assets,” said Dan Peisert, President and Chief Executive Officer of Assertio.

“Our confidence in our non-personal promotional model and demonstrated realization of the restructuring cost savings are reflected in the revised full year guidance.”

First Half 2021 and Subsequent Highlights:

•Shift from Traditional Commercial Model to Non-personal Promotional Model Helped Drive Product Sales Above Expectations: The Company reported $24.8 million in net product sales for the second quarter and $51.2 million for the first half of 2021, both of which exceeded the annual run rate of prior guidance. The Company’s diversified product portfolio is responding favorably to the refined commercial platform, which includes a digital omnichannel approach. As a result, the Company is increasing its full year net product sales guidance range.

•Executing on 2021 Priorities:

◦During the second quarter of 2021, the Company continued to focus on resolving legacy legal uncertainties and took substantial steps toward settling certain matters in a way that management believes will allow it to invest in sustainable long-term growth. As a result of those steps, the Company’s loss for the quarter included a legal reserve of $11.3 million.

◦In addition to the work done to resolve certain legal matters, the Company’s successful execution of various cost savings initiatives to lower its operating costs is expected to come in ahead of its previously announced target of $40.0 million in 2021. As a result, the Company will maintain the low end of its previous adjusted EBITDA guidance range despite the legal reserve taken in the second quarter.

•Reverse Split and NASDAQ Compliance: On May 18, 2021, the Company implemented a one-to-four reverse split of its issued and outstanding common stock. On June 4, 2021, the Company received notification that it has regained compliance with the minimum bid price requirement for NASDAQ listing.

•Collaborative Supply Agreement: On July 9, 2021, the Company entered into an amendment of the manufacturing and supply agreement with Cosette Pharmaceuticals, Inc. for INDOCIN® suppositories, which among other things, extends the term of the exclusive agreement from July 2023 to July 2028.

2021 Financial Guidance:

The Company is providing the following updated 2021 financial guidance:

	Previous Guidance	New Guidance
Net Product Sales (GAAP)(1)	$85.0 - $92.0 Million	$91.0 - $96.0 Million
Adjusted EBITDA (Non-GAAP)(2)	$34.0 - $40.0 Million	$34.0 - $37.0 Million

(1) The Company has not forecasted any amount for future impact of revenue adjustments related to products that the Company is no longer commercializing.
(2) See “Non-GAAP Financial Measures” below for additional information.

COVID-19

Following the outbreak of COVID-19 during early 2020, the Company’s priority was and remains the health and safety of its employees, their families, and the patients it serves. As a result, in March 2020, the Company initiated remote working arrangements and maintained flexible work arrangements for individuals, which continued through the remainder of 2020 and into 2021. In addition to the health and safety of its employees, the Company is focused on ensuring that it continues making its products accessible to the patients who need them. Because COVID-19 impacted its ability to see in-person providers who prescribe its products, the Company adapted its approach during 2020 and increased its virtual visits. Additionally, due to the limitations on elective surgeries and changes in patient behavior since the outbreak of COVID-19, the Company experienced a decline and subsequent volatility in prescriptions associated with those elective procedures.

The Company implemented a restructuring plan in December 2020 which, it believes, allows the business to continue to provide its differentiated products to patients and better positions itself for future success. The Company believes that it is prepared with sufficient product inventory, technology to facilitate virtual and / or digital communications, and operations prepared to adapt its work environment as needed. The extent to which its operations may continue to be impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted, including new information which may emerge concerning the severity of the outbreak, actions by government authorities to contain the outbreak or treat its impact, the emergence of new COVID-19 variants and the related potential for new surges in infections, and the distribution, public acceptance and efficacy of COVID-19 vaccines including for emerging variants.

Investor Presentation

Please visit http://investor.assertiotx.com/ to view the accompanying Second Quarter 2021 investor presentation.

Conference Call Information

Assertio’s management will host a conference call to discuss its second quarter 2021 financial results today:

Date:	Thursday, August 5, 2021
Time:	4:30 p.m. Eastern Time
Webcast (live and archive):	http://investor.assertiotx.com/ (Events & Webcasts, Investor Page)
Dial-in numbers:	1-888-771-4371 (domestic)
1-847-585-4405 (international)
Conference number:	50199336

The live webcast and replay may be accessed at http://investor.assertiotx.com/. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed. The replay will be available approximately two hours after the call on the Assertio website.

About Assertio

Assertio is a leading commercial pharmaceutical company bringing differentiated products to patients. The Company has a robust portfolio of branded prescription products in three areas: neurology, hospital and pain and inflammation. Assertio has grown through business development including licensing, mergers and acquisitions. To learn more about Assertio, visit www.assertiotx.com.

Investor Contact

Max Nemmers
Head, Investor Relations and Administration
investor@assertiotx.com

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio's current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of Assertio. All statements other than historical facts may be forward-looking statements and can be identified by words such as "anticipate," "believe," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may", "objective," "opportunity," "outlook," "plan," "position," "potential," "predict," "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will," "aim" or other similar expressions that convey the uncertainty of future events or outcomes are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio. Factors that could cause Assertio's actual results to differ materially from those implied in the forward-looking statements include: (1) risks related to disruption of management time from ongoing business operations due to the recent restructuring of Assertio’s workforce announced on December 15, 2020 (the “Restructuring”) and/or the integration of the merger with Zyla Life Sciences (the “Merger”); (2) unexpected costs, charges or expenses resulting from the Restructuring and/or the Merger; (3) the ability of the Assertio to retain key personnel; (4) potential adverse changes to business relationships resulting from the Merger; (5) the combined company's ability to achieve the growth prospects and synergies expected from the Merger, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; (6) negative effects of the Merger on the market price of Assertio's common stock, credit ratings and operating results; (7) legislative, regulatory and economic developments, including changing business conditions in the industries in which Assertio operates; (8) Assertio's ability to successfully pursue and complete business development, strategic partnerships, and investment opportunities to build and grow for the future; (9) the commercial success and market acceptance of Assertio's products; (10) coverage of Assertio’s products by payors and pharmacy benefit managers; (11) Assertio’s ability to execute on its sales, marketing and non-personal and digital promotion strategies, including developing relationships with customers, physicians, payors and other constituencies; (12) the entry of any generic products for any of Assertio’s products; (13) the outcome of Assertio’s opioid-related investigations, Assertio’s opioid-related litigation and related claims for insurance coverage, and Assertio’s securities class action and other disputes and litigation, and the costs and expenses associated therewith; (14) the outcome of Assertio’s antitrust litigation relating to the drug Glumetza®; (15) Assertio's estimates regarding expenses, future revenues, capital requirements and needs for additional financing; (16) Assertio's ability to generate sufficient cash flow from its business to make payments on its indebtedness; (17) Assertio's ability to restructure or refinance its indebtedness and Assertio's compliance with the terms and conditions of the agreements governing its indebtedness; (18) compliance or non-compliance with legal and regulatory requirements related to the development or promotion of pharmaceutical products in the U.S.; (19) Assertio's plans to acquire, in-license or co-promote other products, and/or acquire companies; (20) Assertio's ability to raise additional capital, if necessary; (21) variations in revenues obtained from collaborative agreements; (22) Assertio's counterparties’ compliance or non-compliance with obligations under agreements; (23) the ability of Assertio's common stock to maintain compliance with Nasdaq's minimum closing bid requirement of at least $1.00 per share; (24) obtaining and maintaining intellectual property protection for Assertio’s products; (25) Assertio’s ability to operate its business without infringing the intellectual property rights of others; (26) the impact of disasters, acts of terrorism or global pandemics, including COVID-19; (27) general market conditions; and (28) other risks listed in Assertio's filings with the United States Securities and Exchange Commission ("SEC"). These risks are more fully described in Assertio's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in other filings Assertio makes with the SEC from time to time. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance or expected results of Assertio.

Non-GAAP Financial Measures
To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (GAAP) basis, the Company has included information about non-GAAP measures of EBITDA and adjusted EBITDA as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company’s management in assessing the Company’s performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company’s performance, and in part, in the determination of bonuses for executive officers and employees. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

This release also includes estimated non-GAAP adjusted EBITDA information, which the Company believes enables investors to better understand the anticipated performance of the business, but should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. No reconciliation of estimated non-GAAP adjusted EBITDA to estimated net income is provided in this release because some of the information necessary for estimated net income such as income taxes, fair value change in contingent consideration, and stock based compensation is not yet ascertainable or accessible and the Company is unable to quantify these amounts that would be required to be included in estimated net income without unreasonable efforts.

Specified Items
Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations. Specified items include adjustments to interest expense, income tax expense (benefit), depreciation expense, amortization expense, sales reserves adjustments for products the Company is no longer selling, stock-based compensation expense, fair value adjustments to contingent consideration, restructuring costs, amortization of fair value inventory step-up as result of purchase accounting, non-cash adjustments to Collegium Commercialization agreement revenue, transaction-related costs, gains or losses from adjustments to long-lived assets and assets not part of current operations, and gains or losses resulting from debt refinancing or extinguishment.

Revisions to Specified Items
As a result of the Company’s December 2020 restructuring plan and subsequent announcement of a new executive team, beginning in 2021, the Company will no longer adjust for legal costs and expenses incurred in connection with opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products as a specified item in the non-GAAP measure adjusted EBITDA. Management’s priorities include, amongst other items, operating cash flows and mitigating legacy legal uncertainties and therefore believes that investors will benefit from the ability to view the profitability of the Company’s current and ongoing business activities with such costs included. Given the timing of the December 2020 restructuring plan and subsequent announcement of the new executive team, Management believes 2021 is the appropriate time to make such an update. Prior period amounts of Adjusted EBITDA have been recast to conform to this presentation.

Pro forma Items
The Company is providing non-GAAP pro forma net product sales to show the net product sales as if the Zyla Merger had been completed as of January 1, 2020, and therefore the Company operated on a combined basis, including Zyla, for the entirety of 2020 periods presented in this release. The Company believes this supplemental information is useful to help investors understand the results of the combined operations, including Zyla, and assess the Company’s performance from period to period.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Product sales, net	$24,831	$20,165	$51,238	$29,417
Commercialization agreement, net	—	—	—	11,258
Royalties and milestones	542	452	975	859
Total revenues	25,373	20,617	52,213	41,534
Costs and expenses:
Cost of sales	3,921	5,238	7,886	6,637
Research and development expenses	—	1,626	—	2,667
Selling, general and administrative expenses	26,235	28,131	33,966	55,445
Amortization of intangible assets	7,218	4,855	13,764	12,650
Restructuring charges	—	6,519	1,089	6,519
Total costs and expenses	37,374	46,369	56,705	83,918
Loss from operations	(12,001)	(25,752)	(4,492)	(42,384)
Other (expense) income :
Interest expense	(2,605)	(1,604)	(5,288)	(10,278)
Other gain (loss), net	137	(499)	403	(3,824)
(Loss) Gain on sale of Gralise	—	(850)	—	126,655
Loss on extinguishment of convertible notes	—	(16,272)	—	(47,880)
Gain (Loss) on sale of NUCYNTA	—	1,006	—	(14,749)
Loss on debt extinguishment	—	—	—	(8,233)
Total other (expense) income	(2,468)	(18,219)	(4,885)	41,691
Net loss before income taxes	(14,469)	(43,971)	(9,377)	(693)
Income tax benefit (expense)	300	9,472	(248)	7,424
Net (loss) income and Comprehensive (loss) income	$(14,169)	$(34,499)	$(9,625)	$6,731

Basic net (loss) income per share	$(0.32)	$(1.40)	$(0.23)	$0.30
Diluted net (loss) income per share	$(0.32)	$(1.40)	$(0.23)	$0.30
Shares used in computing basic net (loss) income per share	44,706	24,640	41,321	22,459
Shares used in computing diluted net (loss) income per share	44,706	24,640	41,321	22,559

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$54,428	$20,786
Accounts receivable, net	45,468	44,350
Inventories, net	6,617	11,712
Prepaid and other current assets	12,835	17,406
Total current assets	119,348	94,254
Property and equipment, net	1,915	2,437
Intangible assets, net	186,318	200,082
Other long-term assets	4,435	6,501
Total assets	$312,016	$303,274
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,483	$14,808
Accrued rebates, returns and discounts	45,108	63,114
Accrued liabilities	22,867	27,071
Current portion of long-term debt	12,222	11,942
Contingent consideration, current portion	6,850	6,776
Interest payable	1,743	1,793
Other current liabilities	11,641	7,182
Total current liabilities	116,914	132,686
Long-term debt	66,751	72,160
Contingent consideration	30,809	31,776
Other long-term liabilities	5,277	11,138
Total liabilities	219,751	247,760
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 200,000,000 shares authorized; 44,494,051 and 28,392,149 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	4	3
Additional paid-in capital	529,831	483,456
Accumulated deficit	(437,570)	(427,945)
Total shareholders’ equity	92,265	55,514
Total liabilities and shareholders' equity	$312,016	$303,274

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP EBITDA and ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020	Financial Statement Classification
GAAP net (loss) income	$(14,169)	$(34,499)	$(9,625)	$6,731
Interest expense	2,605	1,604	5,288	10,278	Interest expense
Income tax (benefit) expense	(300)	(9,472)	248	(7,424)	Income tax benefit (expense)
Depreciation expense	257	396	522	669	Selling, general and administrative expenses
Amortization of intangible assets	7,218	4,855	13,764	12,650	Amortization of intangible assets
EBITDA (Non-GAAP)	$(4,389)	$(37,116)	$10,197	$22,904
Adjustments:
Legacy products revenue reserves (1)	413	(462)	36	(1,108)	Product sales, net
Stock-based compensation (2)	957	3,593	1,729	5,527	Multiple
Contingent consideration fair value change (3)	2,195	—	1,602	—	Selling, general and administrative expenses
Restructuring cost (4)	—	5,520	1,089	5,520	Restructuring charges
Other (5)	319	2,422	554	4,276	Multiple
Prior year adjustments not repeating (6)	—	24,977	—	(34,247)	Multiple
Adjusted EBITDA (Non-GAAP)	$(505)	$(1,066)	$15,207	$2,872
(1)Removal of the impact of revenue adjustment estimates related to products that the Company is no longer commercializing.
(2)Stock based compensation for the three and six months ended June 30, 2021 is included in Selling, general and administrative expenses. Stock based compensation for the three and six months ended June 30, 2020 included $0.1 million and $0.2 million in Research and development expense, $2.5 million and $4.2 million in Selling, general and administrative expenses, $0.1 million and $0.1 million in Cost of sales, and $1.0 million and $1.0 million in Restructuring expense, respectively.
(3)The fair value of the contingent consideration is remeasured each reporting period, with changes in the fair value resulting from a change in the underlying inputs being recognized in operating expenses until the contingent consideration arrangement is settled.
(4)Restructuring and related costs represents non-recurring costs associated with the Company’s announced restructuring plans.
(5)For the three and six months ended June 30, 2021 and the three months ended June 30, 2020, Other represents amortization of inventory step-up recognized in Cost of sales related to Zyla acquired inventories sold. For the six months ended June 30, 2020, Other also includes credit loss reserve recognized in the first quarter of 2020 in Other gain (loss) related the Company’s investment in a company engaged in medical research.
(6)Represent the following one-time adjustments included in three and six months ended June 30, 2020:
a. Loss /(Gain) on sale of Gralise of $0.9 million and $(126.7) million, respectively
b. (Gain)/Loss on sale of NUCYNTA of $(1.0) million and $14.7 million, respectively
c. Loss on extinguishment of convertible notes of $16.3 million and $56.1 million, respectively
d. Transaction cost of $8.4 million and $16.1 million, respectively
e. Change in fair value of Collegium warrants of $0.5 million and $3.6 million, respectively
f. NUCYNTA Commercialization agreement revenues of zero and $1.8 million, respectively

PRO FORMA PRODUCT SALES (NON-GAAP)
(in thousands)
(unaudited)

The following pro forma product sales, net is presented to illustrate the effects of the Zyla Merger as if the transaction had occurred on January 1, 2020. This supplemental pro forma financial information has been prepared for comparative purposes only and is not necessarily indicative of what actual results would have occurred, or of results that may occur in the future. Supplemental unaudited proforma information is based upon accounting estimates and judgments that the Company believes are reasonable.

The unaudited pro forma product sales, net for the three and six months ended June 30, 2020 are as follows:

	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
GAAP product sales, net	$20,165	$29,417
Add:
Zyla product sales prior to Merger (1)	8,036	27,102
Pro forma product sales, net	$28,201	$56,519

(1) Zyla product sales prior to the Merger on May 20, 2020 for the respective period.